Exhibit 10.6

AECOM

STANDARD TERMS AND CONDITIONS FOR
NON-QUALIFIED STOCK OPTIONS

These Standard Terms and Conditions apply to any award of Options granted to an employee of the Company on or after [   ], 2016 (the “Grant Date”) under the AECOM 2016 Stock Incentive Plan, as may be amended from time to time (the “Plan”), which are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions.

1.                                      TERMS OF OPTION

AECOM, a Delaware corporation (the “Company”), has granted to the Optionee named in the grant agreement or term sheet provided to said Optionee herewith, otherwise provided electronically or included on the stock administrator’s online grant summary page (the “Term Sheet”) a non-qualified stock option (the “Option”) to purchase up to the number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), set forth in the Term Sheet, at the purchase price per share, and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan.  For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary, as such term is defined in the Plan.

2.                                      NON-QUALIFIED STOCK OPTION

The Option is not intended to be an incentive stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.

3.                                      EXERCISE OF OPTION

The Option shall not be exercisable as of the Grant Date set forth in the Term Sheet.  After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable to the extent it becomes vested, as described in the Term Sheet, to purchase up to that number of shares of Common Stock as set forth in the Term Sheet provided that (except as set forth in Section 4) Optionee remains employed with the Company and does not experience a Termination of Employment (as defined in the Plan).  The vesting period and/or exercisability of the Option shall be adjusted by the Administrator to reflect the effects of any period during which the Optionee is on an approved leave of absence or is employed on a less than full time basis, provided that the Administrator may take into consideration any accounting consequences to the Company in making any such adjustment.

Notwithstanding anything herein to the contrary, in connection with any Transaction, Section 12 of the Plan shall apply to the Option, except as otherwise provided in any individual agreement between the Participant and the Company in effect at the time of the

Transaction or any Company benefit plan or written policy in effect and applicable to the Participant at the time of such Transaction.

To exercise the Option (or any part thereof), Optionee shall deliver a “Notice of Exercise” to the Company specifying the number of whole shares of Common Stock Optionee wishes to purchase and how Optionee’s shares of Common Stock should be registered (in Optionee’s name only or in Optionee’s and Optionee’s spouse’s names as community property, as joint tenants with right of survivorship, or such other form of personal ownership allowed by the Company in the Optionee’s locality or state of residence).

The exercise price (the “Exercise Price”) of the Option is set forth in the Term Sheet.  The Company shall not be obligated to issue any shares of Common Stock until Optionee shall have paid the total Exercise Price for that number of shares of Common Stock.  The Exercise Price may be paid by delivery of a personal check.  In addition, the Administrator may permit Exercise Price to be paid:

A.                                    Broker Assisted: By payment under an arrangement with a broker where payment is made pursuant to an irrevocable commitment by a broker to deliver in the future all or part of the proceeds from the sale of the Option shares to the Company.

B.                                    Share Tender: By tendering (either physically or by attestation) shares of Common Stock owned by the Optionee and having a fair market value on the date of exercise equal to the Exercise Price but only if such tender will not result in an accounting charge to the Company.

C.                                    Cashless: By the Company withholding from the shares of Common Stock otherwise issuable to the Optionee upon the exercise of the Option (or portion thereof) the whole number of shares (rounded down) having a fair market value on the date of exercise sufficient to satisfy the Exercise Price.  If the withheld shares are not sufficient to pay the Exercise Price, the Optionee shall pay to the Company on the date of exercise any amount of the Exercise Price that is not satisfied by the withholding of shares of Common Stock described above and if the withheld shares are more than sufficient to satisfy the Exercise Price the Company shall make such arrangement as it determines appropriate to credit such amount for the Optionee’s benefit.

D.                                    Combination: By any combination of the foregoing or in such other form(s) of consideration as the Administrator (as defined in the Plan) in its discretion shall specify.

Fractional shares may not be exercised.  Shares of Common Stock will be issued as soon as practical after exercise.  Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

4.                                      EXPIRATION OF OPTION

A.                                    Except as provided in this Section 4, the Option shall expire and cease to be exercisable as of the Expiration Date set forth in the Term Sheet.  Subject to any individual agreement between the Optionee and the Company in effect at the time of Termination of Employment, upon the date of a Termination of Employment for any reason other than a Termination of Employment by the Company for death, Total and Permanent Disablement or Cause, (i) any part of the Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (ii) any part of the Option that is exercisable as of the date of termination shall be exercisable by the Optionee at any time during the one (1) year following the date of termination and shall terminate at the end of such one (1) year period but in no event will the one (1) year period go beyond the Expiration Date set forth in the Term Sheet. For the avoidance of doubt, regardless of any notice or severance period required by any applicable law, in no event does the Optionee’s entitlement to or receipt of pay in lieu of notice or severance pay under any statute, contract or at common law serve to extend the effective date of the Optionee’s Termination of Employment for any purpose under this Option.

B.                                    Upon the date of a Termination of Employment by the Company due to the Optionee’s death or Total and Permanent Disablement, subject to any individual agreement between the Optionee and the Company in effect at the time of Termination of Employment, the Option will immediately vest in full and shall remain exercisable by the Optionee (or, in the case of the Optionee’s death, the Optionee’s estate, heir or beneficiary) at any time during the one (1) year following the date of termination and shall terminate at the end of such one (1) year period but in no event will the one (1) year period go beyond the Expiration Date set forth in the Term Sheet.

C.                                    Upon the date of the Optionee’s Termination of Employment for Cause, the Option, to the extent unexercised as of the day prior to the date of such termination, shall terminate as of the date of termination.

Notwithstanding anything herein to the contrary, if at the time that the Option would otherwise expire pursuant to this Section 4 (other than in connection with a Termination of Employment by the Company for Cause), the Optionee is prohibited from exercising the Option because such an exercise would, in the opinion of counsel to the Company, violate applicable securities laws, the period during which the Option may be exercised shall automatically be extended until the date that is thirty (30) days following the first date on which the exercise of the Option would no longer violate applicable securities laws.

5.                                      CONDITIONS AND RESTRICTIONS ON OPTION SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Optionee or other subsequent transfers by the Optionee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and holders of other Company equity compensation arrangements, (c) restrictions in connection with any underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, (d) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (e) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

At no time will the Optionee have the right to require the Company to purchase from the Optionee any Shares acquired by the Optionee under the Option.  Any Shares acquired by the Optionee under the Option may not be repurchased by the Company for a period of six (6) months following the date on which the Optionee acquired such Shares pursuant to the Option.

6.                                      INCOME TAXES

The Optionee will be subject to federal and state income and other tax withholding requirements on the date (generally, the date of exercise) determined by applicable law, based on the excess of the fair market value of the shares of Common Stock underlying the portion of the Option that is exercised over the Exercise Price.  The Optionee will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the exercise of the Option, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligation”), if any.  The Optionee will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion.

The Company may refuse to issue any shares of Common Stock to the Optionee until the Optionee satisfies the Tax Withholding Obligation, if any.  The Optionee acknowledges that the Company has the right to retain without notice from shares issuable upon exercise of the Option (or any portion thereof) or from salary or other amounts payable to the Optionee, shares or cash having a value sufficient to satisfy the Tax Withholding Obligation, if any.

The Optionee is ultimately liable and responsible for all taxes owed by the Optionee in connection with the Option, regardless of any action the Company takes or any transaction pursuant to this Section 6 with respect to any tax withholding obligations that arise in connection with the Option. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or exercise of the Option or the subsequent sale of any of the shares of Common Stock acquired upon exercise of the Option. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate the Optionee’s tax liability.

7.                                      NON-TRANSFERABILITY OF OPTION

Unless otherwise provided by the Administrator, the Optionee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Optionee during his or her lifetime.  The Company may cancel the Optionee’s Option if the Optionee attempts to assign or transfer it in a manner inconsistent with this Section 7.

8.                                      THE PLAN AND OTHER AGREEMENTS

In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein are defined in the Plan.

The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Optionee and the Company regarding the Option.  Any prior agreements, commitments or negotiations concerning the Option are superseded.

9.                                      LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.  Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Optionee any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Optionee’s employment at any time for any reason.

10.                               CLAWBACK POLICY

The Optionee hereby acknowledges and agrees that the Optionee and the award evidenced by this Agreement are subject to the Company’s Clawback Policy as amended from time to time.  To the extent the Optionee is subject to the Policy, the terms and conditions of the Policy are hereby incorporated by reference into this Agreement.

11.                               NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:

AECOM

515 South Flower Street, Suite 1050

Los Angeles, CA 90071-2201

Attention:  Compensation Department

If to the Optionee, to the address for the Optionee contained in the Company’s books and records.

12.                               GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.  In the event the Optionee or other holder of the Option believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Optionee or other optionholder may request arbitration with respect to such decision in accordance with the terms of the Plan.  The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Optionee and any other option holder hereby explicitly waive any right to judicial review.

12.                               ELECTRONIC DELIVERY

The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means.  By accepting the Option, the Optionee consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Optionee’s term of employment or service with the Company, and, thereafter, until withdrawn in writing by the Optionee.